UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: July 17, 2008 (Date of earliest event reported)

CINCINNATI FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	0-4604	31-0746871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 S. Gilmore Road, Fairfield, Ohio		45014-5141
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 870-2000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition.

Item 7.01 Regulation FD Disclosure

On July 17, 2008, Cincinnati Financial Corporation issued the attached news release titled “Cincinnati Financial Updates Outlook for Second-quarter and Full-year 2008,” furnished as Exhibit 99.1 hereto and incorporated herein by reference. This report should not be deemed an admission as to the materiality of any information contained in the news release or supplemental financial data.

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2008, the compensation committee of Cincinnati Financial Corporation’s board of directors increased the annual base salaries of executive officers with recent changes in their leadership roles and responsibilities.

Changes were made to the annual base salary of three of the five named executive officers whose compensation was detailed in the Proxy Statement for the company’s 2008 Annual Meeting of Shareholders.

New annual base salary

Kenneth W. Stecher	$750,000
President and Chief Executive Officer, Cincinnati Financial Corporation Effective July 1, 2008

Jacob F. Scherer, Jr.	$456,222
Executive Vice President, The Cincinnati Insurance Company Effective June 16, 2008

Thomas A. Joseph	$427,875
President, The Cincinnati Casualty Company Senior Vice President, The Cincinnati Insurance Company Effective June 16, 2008

These salary changes are effective as of the respective promotion dates.  The committee made no changes to the 2008 annual base salaries of John J. Schiff, Jr., and James E. Benoski, who continue as chairman and vice chairman, respectively, of the board of directors.

The company’s named executive officers are at-will employees and these salary amounts are not subject to any employment agreements.

In accordance with general instruction B.2 of Form 8-K, the information furnished in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(c)

Exhibits

Exhibit 99.1 – News release dated July 17, 2008, “Cincinnati Financial Updates Outlook for Second-quarter and Full-year 2008”

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI FINANCIAL CORPORATION

Date: July 22, 2008	/S/Steven J. Johnston, FCAS, MAAA, CFA
Steven J. Johnston
Chief Financial Officer, Secretary and Treasurer